EXHIBIT 5


                                Duane Morris LLP
                               1667 K Street, N.W.
                                    Suite 700
                           Washington, D.C. 20006-1608
                                  202.776.7800
                                Fax: 202.776.7801


September 13, 2002


Zions Bancorporation
One South Main, Suite 1134
Salt Lake City, Utah 84111

Gentlemen:

     We have acted as counsel to Zions Bancorporation, a Utah corporation ("Zions"), in connection with the Agreement and Plan of Merger dated as of August 16, 2002 (the "Plan of Merger") among National Bank of Arizona ("NBA"), a national banking association and a wholly-owned subsidiary of Zions, Frontier State Bank ("Frontier"), an Arizona banking corporation, and Zions, whereby Frontier will be merged with and into NBA, with NBA being the surviving banking association (the "Merger"). At the effective time of the Merger, the outstanding shares of Frontier common stock, $1.00 par value per share ("Frontier Common Stock"), will be canceled and immediately converted into the right of holders of Frontier Common Stock to receive, in exchange for each share of Frontier Common Stock, their pro rata portion of the merger consideration consisting of up to a maximum of 204,000 shares (the "Shares") of Zions common stock, no par value per share (the "Zions Common Stock") and cash in lieu of a fraction of a share of Zions Common Stock.

     We are also acting as counsel to Zions in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Zions with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the Shares into which outstanding shares of Frontier Common Stock will be converted upon effectiveness of the Merger. This opinion is being furnished for the purpose of being filed as an exhibit to the Registration Statement.

     In connection with this opinion, we have examined, among other things:

     (1)  an executed copy of the Plan of Merger;

     (2) a copy certified to our satisfaction of the Articles of Incorporation of Zions as in effect on the date hereof;

     (3) copies certified to our satisfaction of resolutions adopted by the Board of Directors of Zions on April 26, 2002, including resolutions approving the Plan of Merger, the registration with the SEC and issuance of the Shares under the Registration Statement; and

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     (4)  such other documents,  records of corporate proceedings,  and statutes as we considered necessary to enable us to furnish this opinion.

     We have assumed for the purpose of this opinion that:

     (1) the Plan of Merger has been duly and validly authorized, executed, and delivered by Frontier, and such authorization remains fully effective and has not been revised, superseded or rescinded as of the date of this opinion; and

     (2) the Merger will be consummated in accordance with the terms of the Plan of Merger.

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

     Based upon the foregoing, we are of the opinion that the Shares to be issued by Zions as described in the Registration Statement, when and to the extent issued in accordance with the Plan of Merger, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement.

                                         Sincerely,

                                         /s/ Duane Morris LLP

                                         Duane Morris LLP